UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry Into a Material Definitive Agreement.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Waiver and First Amendment to Amended and Restated Receivables Sale Agreement

On March 31, 2005, SIRVA, Inc. (“SIRVA”), through its wholly owned, special purpose subsidiary SIRVA Relocation Credit, LLC (“SRC”), and its subsidiaries SIRVA Relocation LLC (“SIRVA Relocation”) and Executive Relocation Corporation (“Executive Relocation”) entered into a waiver and first amendment (the “First Amendment”) to the Amended and Restated Receivables Sale Agreement (the “Sale Agreement”) with General Electric Capital Corporation (“GECC”) and LaSalle Bank National Association (“LaSalle”) as Purchasers, and LaSalle as Agent.  Capitalized terms not defined in this Current Report have the meanings ascribed to them in the Sale Agreement or First Amendment, as appropriate.  The receivables are comprised of relocating employee receivables and employer receivables arising under certain relocation services agreements, including all related assets with respect thereto.  As previously disclosed, an affiliate of LaSalle sold all of the issued and outstanding stock of Executive Relocation to a subsidiary of SIRVA in December 2004.  Affiliates of LaSalle and GECC are lenders on SIRVA’s credit agreement, and may continue in the future to provide funding to SIRVA and its affiliates.

Under the Sale Agreement, SRC sells undivided percentage interests in a receivables portfolio on a non-recourse basis to LaSalle and GECC, which are unaffiliated third parties.  The initial payment for the interests in the receivables pool is discounted and the balance only paid if and when the receivables are collected.  Since SRC is entitled to payment from the collected balances, it retains an interest in the unfunded portion of the sold receivables and it also retains an interest in the amount of any receivables that are not eligible under the terms of the Sale Agreement.  SIRVA is involved in the receivables collection process.  The First Amendment increased the percentage of this retained interest from 15% to 20%, unless certain conditions are satisfied.

Among other things, the First Amendment expanded the types and amounts of receivables that may be sold as well as the ability to add receivables from additional Included Employers.  The First Amendment also added monthly financial reporting covenants for SIRVA Relocation and Executive Relocation and a covenant to deliver audited financial statements of Executive Relocation for the year ended December 31, 2003 and unaudited financial statements of Executive Relocation for the nine month periods ended September 30, 2003 and 2004.  Under the First Amendment, SIRVA Relocation and Executive Relocation must notify the Agent of certain allegations of misconduct, and the Applicable Base Margin was increased to 1.25% with respect to the Prime Rate and 2.25% with respect to the Eurodollar Rate for the remainder of 2005.  Beginning in 2006, the Applicable Base Margin will vary based on SIRVA’s Consolidated Leverage Ratio under its credit agreement, according to a table set forth in the First Amendment.

The First Amendment also provides a 90-day extension of time to deliver audited financial statements of SIRVA and its subsidiaries SIRVA Worldwide, Inc. and North American Van Lines, Inc. for the year ended December 31, 2004, and a 60-day extension of time to deliver unaudited financial statements of SIRVA and these subsidiaries for the quarter ending March 31, 2005.  The Agent and the Purchasers also waived any Termination Event arising from the Default Ratio or the Aged Receivables Ratio exceeding 15% for January 2005 or February 2005, so long as such ratios did not exceed 20% for either period.

The description of the First Amendment set forth above is qualified in its entirety by reference to the actual terms of the amendment, which is attached hereto as EXHIBIT 99.1 and is incorporated herein by this reference.

Item 9.01                Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)                                Exhibits.

Exhibit Number	Description

99.1

Waiver and First Amendment to Amended and Restated Receivables Sale Agreement, dated as of March 31, 2005, among SIRVA Relocation Credit, LLC; SIRVA Relocation LLC; Executive Relocation Corporation; General Electric Capital Corporation; and LaSalle Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: April 5, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary